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                                                                     EXHIBIT 4.9

                          FIRST SUPPLEMENTAL INDENTURE
                          DATED AS OF OCTOBER 23, 1997

                                      AMONG

                        ALTERATIVE LIVING SERVICES, INC.,

                           STERLING HOUSE CORPORATION

                                       AND

                      STATE STREET BANK AND TRUST COMPANY,

                              AS SUCCESSOR TRUSTEE

                                       TO

                                    INDENTURE
                            DATED AS OF MAY 23, 1996

                                     BETWEEN

                           STERLING HOUSE CORPORATION

                                       AND

                              FLEET NATIONAL BANK,

                                   AS TRUSTEE


                       ----------------------------------

                    6.75% CONVERTIBLE SUBORDINATED DEBENTURES
                                    DUE 2006

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                          FIRST SUPPLEMENTAL INDENTURE



         FIRST SUPPLEMENTAL INDENTURE, dated as of October 23, 1997 (this "Supplemental Indenture"), among Alternative Living Services, Inc., a Delaware corporation ("ALS"), Sterling House Corporation, a Kansas corporation (the "Company"), and State Street Bank and Trust Company, a Massachusetts trust company, as successor to Fleet National Bank, as Trustee (the "Trustee"), to that certain Indenture, dated as of May 23, 1996 (the "Indenture"), between the Company and Fleet National Bank, as Trustee.

         WHEREAS, the Company has heretofore executed and delivered to the Trustee the Indenture providing for the issuance by the Company of up to $35,000,000 in aggregate principal amount of 6.75% Convertible Subordinated Debentures Due 2006 (the "Securities");

         WHEREAS, contemporaneously with the delivery hereof Tango Merger Corporation, a Kansas corporation and a wholly owned subsidiary of ALS ("Merger Sub"), has been merged with and into the Company (the "Merger") pursuant to the provisions of that certain Agreement and Plan of Merger, dated as of July 30, 1997, among ALS, Merger Sub and the Company, as amended as of September 2, 1997 (the "Merger Agreement"); and

         WHEREAS, Section 10.10 of the Indenture requires that the merger of any corporation with or into the Company shall be conditioned upon the execution and delivery to the Trustee of a supplemental indenture which provides that the holder of each Security then outstanding shall have the right thereafter, during the period such Security shall be convertible as specified in Section 10.1 of the Indenture, to convert such Security into the kind and amount of securities, cash and other property receivable upon such merger by a holder of the number of shares of common stock into which such Security might have been converted immediately prior to such merger.

         NOW, THEREFORE, this Supplemental Indenture witnesseth:

         In order to comply with the requirements of the Indenture, ALS covenants and agrees with the Trustee for the equal and proportionate benefit, security and protection of the respective holders from time to time of the Securities, as follows:


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                                   ARTICLE ONE

                           Assumption and Substitution

         Section 1.01. The Successor hereby represents and warrants to the Trustee and to the holders of the Securities as follows:

                  (a) ALS is a corporation organized and existing under the laws of Delaware.

                  (b) On the date hereof Merger Sub has been merged with and into the Company, said merger hereinafter referred to as the "Merger."

                  (c) Immediately after giving effect to the Merger no Event of Default and no event which, after notice or lapse of time, or both, would become an Event of Default has happened and is continuing.

         Section 1.02. In accordance with Section 10.10 of the Indenture and
Section 5.7(c) of the Merger Agreement, ALS hereby expressly assumes the due and punctual payment of the principal of and premium, if any, and interest on all of the Securities, according to their tenor, and the due and punctual performance and observance of all of the terms, covenants and conditions of the Indenture to be kept or performed by the Company.

         Section 1.03. The Holder of each $1,000 in aggregate principal amount of the Securities outstanding on the date hereof shall hereafter have the right to convert such $1,000 in aggregate principal amount of the Securities only into shares of common stock, par value $0.01 per share, of ALS ("ALS Common Stock"), and cash in lieu of fractional shares of ALS Common Stock, which is the kind and amount of stock, securities and other property receivable upon the Merger by a holder of the number of shares of common stock into which such $1,000 in aggregate principal amount of the Securities might have been converted immediately prior to the Merger, subject to adjustments which shall be as nearly equivalent as practicable to the adjustments provided for in Section 10.4 of the Indenture. Accordingly, each Security will become convertible only into ALS Common Stock at an initial conversion price equal to the quotient of the conversion price in effect for the Securities immediately prior to the Merger ($22.42) divided by the Exchange Ratio (as defined in the Merger Agreement). Accordingly, following the Merger the Securities will be convertible into shares of ALS


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Common Stock at a conversion price of approximately $20.38 per share.

         Section 1.04. Pursuant to Section 10.10 of the Indenture, ALS shall succeed to, and be substituted for, and may exercise every right and power of, the Company under the Indenture with the same effect as if ALS had been named as the Company therein.

         Section 1.05. Securities authenticated and delivered on and after the date hereof shall bear the following notation which may be stamped or typewritten thereon:

                  "On October 23, 1997, pursuant to a definitive merger agreement, Sterling House Corporation became a wholly owned subsidiary of Alternative Living Services, Inc. ("ALS") which issued 1.1 shares of its common stock, par value $0.01 per share ("ALS Common Stock"), in exchange for each outstanding share of Sterling House Corporation common stock, no par value, said merger hereinafter referred to as the "Merger." ALS has assumed the due and punctual payment of the principal of and premium, if any, and interest on this Security and the performance of every covenant of the Indenture on the part of Sterling House Corporation to be performed or observed. On and after October 23, 1997, each holder of $1,000 in aggregate principal amount of Securities outstanding shall have the right to convert such $1,000 in aggregate principal amount of the Securities only into shares of ALS Common Stock, and cash in lieu of fractional shares of ALS Common Stock, which is the kind and amount of stock, securities and other property receivable upon the Merger by a holder of the number of shares of common stock into which such $1,000 in aggregate principal amount of the Securities might have been converted immediately prior to the Merger, subject to adjustments which shall be as nearly equivalent as practicable to the adjustments provided for in Section 10.4 of the Indenture."

         If ALS shall so determine, new Securities so modified as to conform to the Indenture as hereby supplemented, in form satisfactory to the Trustee, may at any time hereafter be prepared and executed by ALS and authenticated and delivered by the Trustee in exchange for Securities then outstanding, and


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thereafter the notation herein provided shall no longer be required. Anything herein or in the Indenture to the contrary notwithstanding, the failure to affix the notation herein provided to any Security or to exchange any Security for a new Security modified as herein provided shall not affect any of the rights of the holder of such Security.

                                   ARTICLE TWO

                                  Miscellaneous

         Section 2.01. The Trustee accepts the trusts in this Supplemental Indenture declared and provided upon the terms and conditions set forth in the Indenture. The Trustee shall not be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this Supplemental Indenture or the due execution hereof by ALS or for or in respect of the recitals and statements contained herein, all of which recitals and statements are made solely by ALS.

         Section 2.02. Except as hereby expressly modified, the Indenture and the Securities issued thereunder are in all respects ratified and confirmed and all of the terms, conditions and provisions thereof shall remain in full force and effect.

         Section 2.03. The recitals contained herein shall be taken as the statement of ALS and the Trustee assumes no responsibility for their correctness. The Trustee makes no representations as to the validity or sufficiency of this Supplemental Indenture.

         Section 2.04. This Supplemental Indenture shall be effective as of the date and time of the effectiveness of the Merger.

         Section 2.05. Unless otherwise defined herein, or unless the context otherwise requires, the terms used herein shall have the respective meanings assigned to them in the Indenture.

         Section 2.06. The parties may sign multiple counterparts of this Supplemental Indenture. Each signed counterpart shall be deemed an original, but all of them together represent the same agreement.

         Section 2.07. The laws of the State of New York shall govern this Supplemental Indenture without regard to principles of conflicts of laws.


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         IN WITNESS WHEREOF, the parties hereto have caused this Supplemental
Indenture to be duly executed, all as of the date first written above.


                                    ALTERNATIVE LIVING SERVICES, INC.



                                    By:/s/ THOMAS E. KOMULA
                                       ----------------------------------------
                                       Name: Thomas E. Komula
                                       Title: Senior Vice President


                                    STERLING HOUSE CORPORATION



                                    By:/s/ TIMOTHY J. BUCHANAN
                                       ----------------------------------------
                                       Name: Timothy J. Buchanan
                                       Title: Chairman of the Board and
                                              Chief Executive Officer


                                    STATE STREET BANK AND TRUST COMPANY,
                                    as successor Trustee



                                    By: /s/ MARY LEE STORRS
                                       ----------------------------------------
                                       Name: Mary Lee Storrs
                                       Title: Vice President